UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 6, 2016

NetSuite Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33870	94-3310471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2955 Campus Drive, Suite 100

San Mateo, California

(Address of principal executive offices, including zip code)

(650) 627-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On September 6, 2016, NetSuite Inc. (the “Company”) received a letter from T. Rowe Price Associates, Inc. concerning the Company’s pending acquisition by Oracle Corporation (“Oracle”). The letter is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein. According to the letter, T. Rowe Price owns approximately 14.5 million shares of the Company’s common stock.

On September 6, 2016, the Transactions Committee of the Company’s Board of Directors and the Board both met to discuss the letter. The Board unanimously reaffirmed its recommendation that stockholders accept Oracle’s offer and tender their shares.

The reasons for the Board’s recommendation are contained in the Solicitation/Recommendation Statement on Schedule 14D-9 filed by the Company with the Securities and Exchange Commission on August 18, 2016. Stockholders are urged to read the Solicitation/Recommendation Statement on Schedule 14D-9 carefully and in its entirety, as it contains important background information.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Letter from T. Rowe Price Associates, Inc. to the Board of Directors of NetSuite Inc., dated September 6, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSUITE INC.

By:	/s/ Douglas P. Solomon
Douglas P. Solomon
SVP, General Counsel and Secretary

Date: September 7, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter from T. Rowe Price Associates, Inc. to the Board of Directors of NetSuite Inc., dated September 6, 2016.